Exhibit 99

          Contact: Robert D O'Donnell, President and CEO (732-863-9000)

                                  PRESS RELEASE


                    COMMUNITY BANCORP OF NEW JERSEY DECLARES
                              SPECIAL CASH DIVIDEND

     Freehold, New Jersey - Community Bancorp of New Jersey (NASDAQ: "CBNJ") announced today that its Board of Directors, in connection with the Company's merger with Sun Bancorp, Inc., declared a special cash dividend of $0.75 per share, payable on July 20, 2004 to shareholders of record as of July 6, 2004. The Sun Bancorp, Inc. - Community Bancorp of New Jersey merger is scheduled to close on July 8, 2004. Therefore, the dividend will be paid after closing.